                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 14, 2004


                         Quest Diagnostics Incorporated
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                 (201) 393-5000

                                     1-12215
                            (Commission file number)

                                    Delaware
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)

Item 1.01   Entry into a Material Definitive Agreement

            On December 14, 2004, the board of directors of Quest Diagnostics Incorporated (the "Company") adopted a Supplemental Executive Retirement Plan covering its President and Chief Executive Officer, Surya N. Mohapatra, Ph.D. (the "SERP"). Adoption of the SERP was mandated under the employment agreement with Dr. Mohapatra, dated as of November 9, 2003. The SERP provides Dr. Mohapatra with a retirement benefit should he leave the Company after eight full years of service, taking into account all service since his employment in February 1999, provided that if his employment is terminated by us for any reason other than for "cause" or by Dr. Mohapatra for "good reason" or "disability" before he completes eight full years of service, he will be deemed to have the eight years service. Under the SERP, Dr. Mohapatra will be entitled to an annual retirement benefit equal to 1.2% (1.5% in the event Dr. Mohapatra elects, prior to January 1, 2005, to forgo certain other benefits) times the average of his final three years pay (base salary plus regular annual bonus) times his Credited Service. Under the SERP, "Credited Service" is equal to 1.13 times the number of his years of service with the Company (1.29 if his employment is involuntarily terminated (other than for cause); prior to age 60). If the benefit is payable before he attains age 62, the amount may be actuarially reduced. Unless Dr. Mohapatra elects otherwise, his benefit will be payable in a lump sum.

             The foregoing description of the SERP does not purport to be complete and is qualified in its entirety by reference to such plan (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(c)     Exhibits

10.1 Quest Diagnostics Incorporated Supplemental Executive Retirement Plan, effective December 14, 2004.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            December 20, 2004

                                            QUEST DIAGNOSTICS INCORPORATED


                                            By: /s/ Michael. E. Prevoznik
                                                --------------------------------
                                                Michael E. Prevoznik
                                                Senior Vice President and
                                                General Counsel